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EX-23.1



                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Digex, Incorporated 401(k) Plan of our report dated February 15, 2000, with respect to the consolidated financial statements and schedule of Intermedia Communications Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

      We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Digex, Incorporated 401(k) Plan of our reports dated February 2, 2000 and April 23, 1999, with respect to the financial statements and schedule of Digex, Incorporated and the Web site hosting unit of Business Internet, Incorporated, respectively, included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP


Tampa, FL
June 26, 2000